UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3, Seri Tanjung, Pinang, Tanjung Tokong, Penang, Malaysia		10470
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		236-304-0299

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

As further described in Form 8-K, Duesenberg Technologies Ltd. (the “Company’”) issued on March 20, 2023, the Company entered into a manufacturing, sales, servicing, merchandise, and license agreement (the “License Agreement”) dated March 2, 2023, with Brightcliff Limited (“Brightcliff”). As consideration for the license, the Company agreed to a $5,000,000 fee, payable in cash or common shares, which shares would be issued at 25% discount to current market value.

On April 5, 2023, the Company issued a total of 14,814,815 shares of its common stock, representing 50% of the fee payable for the License Agreement at a 25% discount to market value of the Company’s shares on March 2, 2023. The shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) based on the representations received from Brightcliff that it was not residents of the United States and was otherwise not “U.S. Person” as that term is defined in Rule 902(k) of Regulation S of the Act.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

10.1	Manufacturing, Sales, Servicing Merchandise and License Agreement between the Company and Brightcliff Limited. dated March 2, 2023.(1)

99.1	News Release dated April 12, 2023.

(1)Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on March 20, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: April 12, 2023

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Executive Officer and President